Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Pathway Energy Infrastructure Fund, Inc.
New York, New York

     We hereby consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-186877 on Form N-2 of our report dated August 9, 2013, relating to the financial statements of Pathway Energy Infrastructure Fund, Inc. as of July 30, 2013 and for the period from February 19, 2013 (inception) to July 30, 2013 which is contained in the Statement of Additional Information of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
February 13, 2014